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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Golden Sky Holdings, Inc.:

         We consent to the incorporation by reference in the registration statement on Form S-4 of Pegasus Communications Corporation of our reported dated February 14, 2000 with respect to the consolidated balance sheets of Golden Sky Holdings, Inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form S-4 of Pegasus Communications Corporation dated February 25, 2000.


/s/ KPMG LLP

Kansas City, Missouri
April 6, 2000